EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Famous Uncle Al’s Hot Dogs and Grille, Inc.

Danbury, Connecticut

I hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form SB-2 my report dated March 30, 2006, relating to the financial statements from inception to December 31, 2005, included herein.  I also consent to the reference to me under the heading “Interest of Named Experts and counsel” in this Registration Statement.

/s/   Michael F. Cronin

Michael F. Cronin

Certified Public Accountant

June 21, 2006